SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 9, 2002

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

LCA-Vision Inc. issued a press release announcing the tenth anniversary of its entry into the fast-growing eyecare sector.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press Release dated April 9, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: April 9, 2002	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Contact:

Stephen Joffe

Joel Pomerantz

LCA-Vision, Inc.

The Dilenschneider Group

513-792-9292

212-922-0900

LCA-VISION, U.S. PIONEER OF LASER VISION CORRECTION INDUSTRY, MARKS TENTH ANNIVERSARY MILESTONE IN FAST-GROWING SECTOR

CINCINNATI, April 9, 2002 -- LCA-Vision, Inc. (NASDAQ NM: LCAV), the company that pioneered corporate laser vision correction services in the U.S., today marked a major industry milestone -- the tenth anniversary of its entry into the fast-growing eyecare sector.

In April 1992, more than three years before laser vision correction was approved in this country, LCA-Vision’s predecessor company acquired a majority interest in the Toronto Laser Sight Centre.  Today, LCA-Vision is the largest U.S. corporate provider of fixed-site laser vision correction services.

In December 1995, immediately following FDA approval in the U. S., LCA-Vision opened the nation’s first corporate-owned laser vision correction center in Cincinnati.  Anticipating the federal green light, the company had been actively training U.S. ophthalmologists at the Toronto facility in photorefractive keratectomy, or PRK, the initial procedure approved by the FDA.

Commenting on the milestone, LCA-Vision Chairman and CEO Stephen Joffe said: “This tenth anniversary of our entry into laser vision correction underscores the company’s leadership role and long experience in the sector.  As we enter our second decade, LCA-Vision continues to be the industry pace-setter in marketing, technology, and clinical outcomes.”

-more-

In the years following the 1992 Canadian acquisition, LCA-Vision opened a second center in Canada and currently operates 31 facilities in the U.S. under the LasikPlus brand name.  By the end of the 1990s, the state-of-the-art LASIK technique had universally replaced PRK for restoring normal vision to nearsighted, farsighted, and astigmatic patients. The company is now also a partner in a European-based laser vision correction joint venture.

Since LCA-Vision acquired the Toronto facility a decade ago, LCA-Vision’s ophthalmologists have performed 212,000 procedures with one of the highest documented patient satisfaction rates in the industry.  Based on strong sequential growth in first quarter volume, LCA-Vision expects 2002 procedure totals to set another new record for the company.

For additional information, please visit the company’s website at www.lasikplus.com  or call 1-888-529-2020.

This news release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition, pricing, procedure demand, marketplace acceptance, patient outcomes, different healing results, unforeseen fluctuations in operating results, general economic conditions, and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission.

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